                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           TRANSTEXAS GAS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                           TRANSTEXAS GAS CORPORATION
                 1300 NORTH SAM HOUSTON PARKWAY EAST, SUITE 310
                              HOUSTON, TEXAS 77032



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 9, 1999


                              ---------------------

Dear Stockholders:

         The Company will hold its Annual Meeting on Friday, July 9, 1999, beginning at 10:00 a.m., central daylight time, at The Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas 77060. The matters to be voted on include:

         1. the election of two persons to serve as Class III directors of the Company for a three-year term; and

         2. any other matters that may properly come before the Annual Meeting or any postponements or adjournments thereof.

         The record date for the Annual Meeting is May 12, 1999. Only stockholders of record at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting. A complete list of such stockholders will be available for inspection at the Company's offices in Houston, Texas, during regular business hours for a period of 10 days before the Annual Meeting. This list will also be available for inspection at the Annual Meeting.

         We cordially invite all stockholders to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. You may revoke your proxy at any time before it is voted. If you plan to attend the Annual Meeting in person and your shares are held in the name of a bank, broker or other record holder, you will need to bring a copy of a brokerage statement or other document evidencing stock ownership as of the record date.


                                        By Order of the Board of Directors




                                        Ed Donahue, Secretary


Houston, Texas
June 1, 1999

                           TRANSTEXAS GAS CORPORATION
                 1300 NORTH SAM HOUSTON PARKWAY EAST, SUITE 310
                              HOUSTON, TEXAS 77032

                          (PRINCIPAL EXECUTIVE OFFICES)

                              ---------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                              ---------------------


       TransTexas Gas Corporation is furnishing this Proxy Statement to its stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held at The Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas 77060 at 10:00 a.m., central daylight time, on Friday, July 9, 1999, and at any postponements or adjournments thereof. Your proxy will be voted at the Annual Meeting if properly executed, returned to the Company prior to the Annual Meeting, and not revoked. We first sent this Proxy Statement and the enclosed proxy card to stockholders on or about June 1, 1999.


                               REVOCATION OF PROXY

       You may revoke your proxy at any time before it is voted by (1) delivering written notice of revocation to the Secretary of the Company, (2) executing and delivering a subsequently dated proxy or (3) voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not constitute automatic revocation of your proxy. If you decide to vote in person at the Annual Meeting and your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder.


                    ACTION TO BE TAKEN AT THE ANNUAL MEETING

       Your proxy will be voted according to your specifications. However, if you return a proxy card that has been signed but not marked, your proxy will be voted FOR the election of the nominees listed below under "Election of Directors."


                            OUTSTANDING CAPITAL STOCK

       The record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting is May 12, 1999. At the close of business on that day, there were 57,515,566 shares of the Company's Common Stock outstanding and entitled to vote at the Annual Meeting.


                         QUORUM AND VOTING REQUIREMENTS

       The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Withheld votes and broker non-votes will be counted as present for purposes of determining a quorum. If a quorum is not present, the stockholders who are present will have the power to adjourn the Annual Meeting until such time as a quorum will be present. Such adjournment may be made by an announcement at the Annual Meeting; no other notice is required. Any business that might have been transacted at the originally scheduled Annual Meeting may be transacted at any adjourned Annual Meeting at which a quorum is present.

         Stockholders are entitled to one vote for each share held in his or her name on the record date. Cumulative voting is prohibited. With respect to the election of directors, votes may be cast in favor of the nominees or withheld. A plurality of the votes cast at the Annual Meeting is required for the election of directors. Withheld votes and broker non-votes will not be counted and will have no effect in the election of directors.

                         PERSONS MAKING THE SOLICITATION

         The Board of Directors of the Company is soliciting your proxy. The cost of soliciting your proxy will be borne entirely by the Company. Proxies may be solicited by mail, in person, or by other means of communication by directors, officers and employees of the Company. Directors, officers and employees of the Company will not be compensated for such solicitation, but may be reimbursed for their out-of-pocket expenses in connection with such solicitation. Arrangements are also being made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock at the Company's expense.


                                  ANNUAL REPORT

         The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. The Company mailed a copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 1999 to its stockholders with this Proxy Statement. The Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies. Stockholders may obtain copies of exhibits to the Annual Report on Form 10-K upon written request and payment of the Company's reasonable expenses in furnishing such exhibits. Written requests should be sent to Investor Relations Department, TransTexas Gas Corporation, 1300 North Sam Houston Parkway East, Houston, Texas 77032.


                         ITEM 1 -- ELECTION OF DIRECTORS

         The Board of Directors currently has four members divided into three classes. One director serves in Class I, one director serves in Class II and two directors serve in Class III. Directors in each class serve for three-year terms. One of the three classes is elected each year to succeed the directors whose terms are expiring. The terms of the current Class III directors expire at this year's Annual Meeting.

         Certain changes in the composition of the Board have occurred since the 1998 Annual Meeting. On April 13, 1999, the Board elected James V. Langston to fill a vacancy created by the resignation of Don D. Jordan. Mr. Jordan served as a Director from July 29, 1998 until January 25, 1999. He was elected by the Board to fill a vacancy created by the death of Donald D. Sykora on June 25, 1998. In addition, James R. Lesch resigned from the Board on May 11, 1999. By resolution of the Board of Directors, the size of the Board was reduced from five to four.

         The Board of Directors has nominated Robert L. May and James V. Langston for election as Class III directors of the Company to serve for a term of three years or until their successors are elected and qualified. Messrs. May and Langston presently serve as Class III directors of the Company. Each of the nominees has expressed an intention to serve the entire term for which election is sought.

         Set forth below is certain information concerning the nominees for election as Class III directors of the Company.

         Robert L. May, 75, has been a director of the Company since August 1993. He is retired from Arthur Andersen & Co., where he was a Senior Partner. Mr. May was a partner with Arthur Andersen & Co. for over 25 years. He has served as Chairman of the Board of the American Institute of Certified Public Accountants and as President of the International Federation of Accountants. Mr. May is a former director of Christiana General Insurance Corporation of New York, Integrated Resources, Inc. and Fairchild Industries, Inc. Mr. May is a member of the Audit Committee.

         James V. Langston, 75, has been a director of the Company since April 1999. He served as a director of TransAmerican Energy Corporation ("TEC"), from February 1995 until his resignation in April 1999. He also served as a director of TransAmerican Natural Gas Corporation ("TransAmerican"), from 1986 until his resignation in February 1995. Mr. Langston served as the Chairman and Chief Executive Officer of Arctic Offshore Technology Company from 1984 until his retirement in 1998. From 1977 to 1984, he was President, Director and Chief Operating Officer of Dual Drilling Company. Prior thereto, he was with Exxon USA for 29 years and served as Manager of Exploration and Production Drilling and as Vice President of Exxon International Co. Mr. Langston is a member of the Audit and Compensation Committees.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

         The following Class I Director will continue in office until the 2000 Annual Meeting:

         John R. Stanley, 60, has been a director and Chief Executive Officer of the Company since May 1993. He is also a director and the Chief Executive Officer of TEC and TransAmerican Refining Corporation ("TARC"). He is also a director of TCR Holding Corporation ("TCR Holding") and Orion Refining Corporation ("Orion"). Mr. Stanley is also the founder, Chairman of the Board, Chief Executive Officer and sole stockholder of TNGC Holdings Corporation ("TNGC Holdings"), which is the sole stockholder of TransAmerican, which is the indirect majority stockholder of the Company. Mr. Stanley has operated TransAmerican since 1958.

         The following Class II Director will continue in office until the 2001 Annual Meeting:

         Thomas B. McDade, 75, has been a director and Chairman of the Board of the Company since May 1993. He is also a director of TEC and TARC. Mr. McDade is primarily engaged in managing his personal investments and in providing consulting services in Houston, Texas. He also serves on the board of Group Maintenance America Corp. Mr. McDade was a director of TransAmerican from 1985 until 1995. Prior to 1989, he served as a consultant to Texas Commerce Bancshares, Inc. and prior to July 1985 he served as Vice Chairman and Director of Texas Commerce Bancshares, Inc. and Vice Chairman and Advisory Director of Texas Commerce Bank. From 1985 to 1995, Mr. McDade served as a director and trustee of eleven registered investment companies for which John Hancock Funds serves as investment advisor in Boston, Massachusetts. He is a former director of Houston Industries, Inc. and Houston Lighting & Power Company. Mr. McDade is also a former member of the Board of Managers of the Harris County Hospital District and former Chairman of the State Securities Board of Texas. Mr. McDade is a member of the Compensation Committee.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors met 31 times during the fiscal year ended January 31, 1999. All directors, other than Mr. Stanley, attended at least 75% of all meetings of the Board of Directors and each of the committees on which they served. Mr. Stanley attended approximately 71% of such meetings.

         The Company has an Audit Committee and a Compensation Committee, but no Nominating Committee.

         The Audit Committee is currently composed of Messrs. May and Langston. The Audit Committee reviews the scope of the independent accountants' audit of the Company's financial statements and receives and reviews their reports. The Audit Committee meets with the independent accountants, receives recommendations or suggestions for changes in accounting procedures, and initiates or supervises any special investigations it may choose to undertake. The Audit Committee met one time during the fiscal year ended January 31, 1999.

         The Compensation Committee is currently composed of Messrs. McDade and Langston. The Compensation Committee determines the nature and amount of compensation of the Company's executive officers. The Compensation Committee met one time during the fiscal year ended January 31, 1999.

DIRECTOR COMPENSATION

       All directors, other than Mr. Stanley, are paid an annual fee of $75,000 plus $750 for each meeting attended.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Common Stock ("Section 16 Reports"). Such Reporting Persons are required by SEC regulations to furnish the Company with copies of all
Section 16 Reports they file with the SEC. Based solely on a review of the
Section 16 Reports furnished to the Company by the Reporting Persons, none of the Reporting Persons failed to timely file any Section 16 Reports during the year ended January 31, 1999.


                               EXECUTIVE OFFICERS

         The following persons serve as executive officers of the Company:

          Name                              Office                                                 Age
          ----                              ------                                                 ---
John R. Stanley                     Chief Executive Officer                                         60
Arnold H. Brackenridge              President and Chief Operating Officer                           66
Edwin B. Donahue                    Vice President, Chief Financial Officer and Secretary           48
Lee Muncy                           Vice President of Exploration and Land                          46
George C. Wright                    Vice President of Accounting                                    56

         Set forth below is a description of the business experience of each of the executive officers. Information concerning the business experience of Mr. Stanley is provided above under "Election of Directors."

         Arnold H. Brackenridge has been President and Chief Operating Officer of the Company since May 1993. He is also the Executive Vice President of TransAmerican. From 1984 until June 1992, Mr. Brackenridge was the President and Chief Executive Officer of Wintershall Energy, a business group of BASF Corporation. Mr. Brackenridge has worked in the domestic and international oil and gas industry for over 40 years.

         Edwin B. Donahue has been Vice President, Chief Financial Officer and Secretary of the Company since May 1993. He also serves as Vice President, Chief Financial Officer and Secretary of TEC and as Vice President and Secretary of TransAmerican and TARC. Mr. Donahue also serves as a director of TARC, TCR Holding and Orion. Mr. Donahue has been employed in various positions with TransAmerican for over 20 years.

         Lee Muncy has been Vice President of Exploration and Land of the Company since April 1998. From 1989 through 1997, Mr. Muncy was with Fina Oil and Chemical Company where he held the positions of Exploitation Manager and Exploration Manager. Mr. Muncy has worked in the domestic oil and gas industry for 20 years.

         George C. Wright has been Vice President of Accounting since March 1999. He has been employed by the Company and its affiliates since June 1982.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid during the fiscal years ended January 31, 1999, 1998 and 1997 to the Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 in the fiscal year ended January 31, 1999 ("Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

===============================================================================================================
                                                                           ANNUAL COMPENSATION
                                                           ----------------------------------------------------
         NAME AND PRINCIPAL POSITION          FISCAL                                           OTHER ANNUAL
               IN THE COMPANY                 YEAR           SALARY             BONUS          COMPENSATION(a)
         ---------------------------          ------         ------             ----           ---------------
John R. Stanley.............................. 1999         $  367,309      $      --          $    4,800
   Chief Executive Officer                    1998            400,483             --               4,346
                                              1997            397,117             --               5,170
---------------------------------------------------------------------------------------------------------------
Arnold H. Brackenridge....................... 1999         $  500,000      $   72,917         $    2,668
    President and Chief Operating Officer     1998            326,538         336,089              8,479
                                              1997            209,411          85,397(b)           2,742
---------------------------------------------------------------------------------------------------------------
Edwin B. Donahue............................. 1999         $  271,923      $   83,333         $    7,701
   Vice President, Chief Financial            1998            200,000         213,885              4,519
     Officer and Secretary                    1997            129,987          85,397(b)           4,731
---------------------------------------------------------------------------------------------------------------
Lee Muncy (c)................................ 1999         $  180,000      $      --          $       83
   Vice President of Exploration              1998             27,692          25,000                --
     and Land                                 1997                --              --                 --
---------------------------------------------------------------------------------------------------------------
George C. Wright............................. 1999         $  170,394      $      --          $    5,019
     Vice President of Accounting             1998            165,000           7,500              4,560
                                              1997            171,346             --               5,071
===============================================================================================================

(a) Reflects amounts contributed under the Company's Savings Plan. Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses. The aggregate amount of such personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officer and accordingly, such amounts have been excluded from the table.

(b) These bonuses were paid in fiscal 1997 for services rendered during the six months ended January 1996.

(c)    Mr. Muncy joined the Company in November 1997.

EMPLOYMENT AGREEMENTS

         In November 1998, the Company and Mr. Stanley entered into a three-year employment agreement. Although the employment agreement provides for an annual salary of $500,000, Mr. Stanley is currently being paid at his prior salary level. If the Company terminates Mr. Stanley's employment other than for cause, the Company shall pay Mr. Stanley his salary for the remaining term of the agreement.

         In August 1996, the Company and Mr. Brackenridge entered into a one-year employment agreement which provided for an annual salary of $295,000. In December 1997, the Company and Mr. Brackenridge entered into a new employment agreement which provided for an annual salary of $500,000 and guaranteed annual bonus of $250,000. In December 1998, the Company extended Mr. Brackenridge's contract for three months. Mr. Brackenridge's contract expired on March 1, 1999.

         In December 1998, the Company and Mr. Donahue entered into a two-year employment agreement which provides for an annual salary of $300,000. The employment agreement also provides that Mr. Donahue shall be entitled to a bonus of $500,000 payable in two equal installments on January 31, 1999 and July 31, 1999. If the Company terminates Mr. Donahue's employment other than for cause, or Mr. Donahue terminates his employment for cause, prior to the end of the term of the agreement, the Company shall pay Mr. Donahue his salary for the remaining term of the agreement plus an additional six months' salary. "Cause" includes a sale, reorganization or merger of the Company that results in a change of control of the Company.

         In November 1997, the Company and Mr. Muncy entered into a Severance Agreement which provides that if the Company terminates Mr. Muncy's employment other than for cause, or Mr. Muncy terminates his employment for cause, the Company shall pay Mr. Muncy his salary for six months past the date of termination. "Cause" includes a sale, reorganization or merger of the Company that results in a change of control of the Company.

SAVINGS PLAN

         TransAmerican maintains a long-term savings plan (the "Savings Plan") in which eligible employees of the Company and certain of its affiliates may elect to participate. Each employee becomes eligible to participate in the Savings Plan on January 1 or July 1 following the completion of one year of service with the Company or its participating affiliates and attainment of age
21. The Savings Plan is intended to constitute a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and contains a salary reduction arrangement described in Section 401(k) of the Code.

         Each participant may elect to reduce his compensation by a percentage equal to 2% to 15% and the Company will contribute that amount to the Savings Plan on a pre-tax basis on behalf of the participant. The Code limits the annual amount that a participant may elect to have contributed on his behalf on a pre-tax basis to the Savings Plan. For 1999, this limit is $10,000. The Company presently makes a matching contribution in an amount equal to 10%, 20% or 50% of the amount elected to be contributed by each participant on a pre-tax basis, up to a maximum of 3% of each participant's compensation, depending on whether the employee has been a participant in the Savings Plan for one year, two years, or three years. Each participant also may elect to contribute up to 10% of his compensation to the Savings Plan on an after-tax basis. The Code imposes nondiscrimination tests on contributions made to the Savings Plan pursuant to participant elections and on the Company's matching contributions, and limits amounts that may be allocated to a participant's Savings Plan account each year. In order to satisfy the nondiscrimination tests, contributions made on behalf of certain highly compensated employees (as defined in the Code) may be limited. Contributions made to the Savings Plan pursuant to participant elections and matching contributions are at all times 100% vested. Contributions to the Savings Plan are invested, according to specified investment options selected by the participants, in investment funds maintained by the trustee of the Savings Plan. Generally, a participant's vested benefits will be distributed from the Savings Plan as soon as administratively practicable following a participant's retirement, death, disability, or other termination of employment. In addition, a participant may elect to withdraw his after-tax contributions from the Savings Plan prior to his termination of employment, and subject to strict limitations and exceptions, the Savings Plan provides for withdrawals of a participant's pre-tax contributions prior to a participant's termination of employment, in the event of the participant's severe financial hardship or attainment of age 59 1/2. The Savings Plan may be amended or terminated by the Board of Directors of TransAmerican. As of January 31, 1999, approximately 200 employees of the Company were eligible to participate in the Savings Plan, including the Named Executive Officers.

EXECUTIVE REIMBURSEMENT PLAN

         TransAmerican also maintains an executive reimbursement plan in which certain officers of the Company are entitled to participate. Pursuant to this plan, participants are entitled to reimbursement for medical expenses not otherwise covered by the Company's medical insurance. As of January 31, 1999, no amounts had been reimbursed under this plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. McDade and Langston are members of the Company's Compensation Committee. During the fiscal year ended January 31, 1999, none of the members was an officer or employee of the Company or any of its subsidiaries, and none had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors has furnished the following report on the Company's executive compensation program. The report describes the Compensation Committee's policies applicable to the Company's executive officers, including the Company's Chief Executive Officer.

         The Compensation Committee administers and oversees the Company's executive compensation program. The Committee is also responsible for the review of the objectives, structure, cost and administration of the Company's compensation and benefit policies and programs. The Committee was created in August 1993 and met once during the fiscal year ended January 31, 1999.

         The Committee's basic policy is to ensure that salary levels and compensation incentives are designed to attract and retain qualified individuals in key positions and are commensurate with the level of executive responsibility, the type and scope of the Company's operations and the Company's financial condition and performance. The goal of the policy is to promote the attainment of the financial and strategic objectives of the Company and, thus, enhance stockholder value.

         The Committee receives recommendations from the Company's Chief Executive Officer with respect to salaries, bonuses and other compensation to be paid to the Company's executive officers. The Committee reviews these recommendations and takes such action as it deems appropriate.

         Currently, the base salaries of the Company's executive officers may be augmented at the discretion of the Compensation Committee by the award of performance-based cash bonuses. The Compensation Committee has not followed a formal policy with respect to the award of bonuses; however, the basic policy described above is considered in determining bonus awards. A formal policy may be formulated in response to Section 162(m) of the Internal Revenue Code, which limits the deductibility of executive compensation in excess of $1 million. The Company does not currently grant stock options to any of its executive officers or employees.

         In fiscal 1999, the Committee determined to increase the base salaries of Messrs. Stanley and Donahue to levels consistent with that of other executives with comparable experience in the industry. The Committee also determined to pay cash bonuses to Messrs. Brackenridge and Donahue for services rendered. Although Mr. Stanley did not receive a bonus for services rendered during fiscal 1999, future performance-based bonuses, if any, will be based upon quantifiable objectives so as to comply with Section 162(m) of the Code.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                     The Compensation Committee
                                     of the Board of Directors

                                                Thomas B. McDade
                                                James V. Langston

STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Common Stock from March 10, 1994 (the date the Common Stock began trading in a public market) to January 31, 1999, with the cumulative total stockholder return of the New York Stock Exchange Composite Index and a peer group (which includes Anadarko Petroleum Corp., Apache Corp., Burlington Resources, Inc., Enron Oil & Gas Co., Mesa, Inc., Pioneer Natural Resources, Inc., Newfield Exploration Co., Noble Affiliates, Inc., Seagull Energy Corp. and United Meridian Corp.) over the same period. From March 10, 1994 until October 30, 1997, the Common Stock traded on the Nasdaq National Market tier of The Nasdaq Stock Market and stock performance graphs for prior years were prepared using the Nasdaq Stock Market Index (the "Old Index"). On October 30, 1997, the Common Stock began trading on the New York Stock Exchange; therefore, the Company changed its comparative index to the New York Stock Exchange Composite Index (the "New Index"). Both the Old Index and the New Index are represented in the stock performance graph presented below. The comparison assumes a $100 investment on March 10, 1994 in the Common Stock, the Old Index, the New Index and the peer group, and assumes reinvestment of all dividends and distributions. On April 19, 1999, the Common Stock was suspended from trading on the New York Stock Exchange for failure to meet minimum compliance requirements and an application for de-listing has been filed with the SEC. Prices for the Common Stock are currently quoted on Nasdaq's Over the Counter Bulletin Board.

                            TOTAL STOCKHOLDER RETURN


                                           ANNUAL RETURN PERCENTAGE
                                           YEARS ENDING

COMPANY NAME / INDEX                       JAN 95    JAN 96    JAN 97    JAN 98   JAN 99
========================================================================================
TRANSTEXAS GAS CORP                        (25.00)    11.90     44.68      0.36   (88.64)
NY STOCK EXCHANGE-COMPOSITE                 (0.50)    32.86     21.16     23.95    17.59
NASDAQ INDEX                                (3.28)    41.02     33.15     16.21    56.05
PEER GROUP                                 (14.09)    23.29     31.97    (15.10)  (31.16)

                                           INDEXED RETURNS

                               BASE        YEARS ENDING
                              PERIOD
COMPANY NAME / INDEX         10 MAR 94     JAN 95    JAN 96    JAN 97    JAN 98   JAN 99
========================================================================================
TRANSTEXAS GAS CORP             100         75.00     83.93    121.43    121.87    13.84
NY STOCK EXCHANGE-COMPOSITE     100         99.50    132.20    160.17    198.52   233.44
NASDAQ INDEX                    100         96.72    136.39    181.61    211.05   329.35
PEER GROUP                      100         85.91    105.91    139.77    118.66    81.69

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock, as of May 12, 1999, by (i) each director and director nominee, (ii) each Named Executive Officer, (iii) each person known to the Company to beneficially own more than five percent of the outstanding shares of Common Stock, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each stockholder identified in the table has sole voting and investment power with respect to its or his shares.

                                                                        Shares Owned
                                                                ---------------------------
Name and Address                                                Number           Percentage
----------------                                                ------           ----------
John R. Stanley(1)(2)                                         46,800,264           81.37%

TNGC Holdings Corporation(1)(3)                               46,788,664           81.35%

TransAmerican Natural Gas Corporation(1)(4)(7)                46,788,664           81.35%

TEC/TransAmerican LLC(1)(5)                                   41,588,664           72.31%

TransAmerican Energy Corporation(1)(7)                        41,588,664           72.31%

Thomas B. McDade                                                  10,000             *

Arnold H. Brackenridge                                             7,100             *

Edwin B. Donahue                                                   5,000             *

Robert L. May                                                      1,000             *

Lee Muncy                                                          1,000             *

James V. Langston(6)                                                 700             *

George Wright                                                         --              --

All directors and executive officers
   as a group (8 persons)                                     46,825,064           81.41%

---------------
* Less than 1% of the outstanding shares of the Company.

(1) The address for each of John R. Stanley, TNGC Holdings, TransAmerican, TEC/TransAmerican LLC and TEC is 1300 North Sam Houston Parkway East, Houston, Texas 77032.

(2) Mr. Stanley owns 3,500 shares of Common Stock. Mr. Stanley owns all of the common stock of TNGC Holdings, and may be deemed to beneficially own all of the shares of Common Stock owned beneficially by TNGC Holdings. Mr. Stanley is also deemed to beneficially own 8,100 shares of Common Stock held by his wife.

(3) TNGC Holdings owns all of the common stock of TransAmerican, and may be deemed to beneficially own all of the shares of Common Stock owned beneficially by TransAmerican.

(4) TransAmerican owns 5,000,000 shares of Common Stock. TransAmerican also owns all of the membership interests of TEC/TransAmerican LLC and all of the common stock of Southeast Marine, Inc., which owns 200,000 shares of Common Stock. TransAmerican may be deemed to beneficially own all of the shares of Common Stock held or owned beneficially by TEC/TransAmerican LLC and Southeast Marine.

(5) TEC/TransAmerican LLC owns all of the common stock of TEC, and may be deemed to beneficially own all of the shares of Common Stock held by TEC.

(6)    These shares are held of record by Mr. Langston's wife.

(7) All of the shares of Common Stock held by TransAmerican and TEC are pledged to secure their obligations under various debt and other instruments.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 13, 1997, a services agreement was entered into among TransAmerican, TEC, TARC and the Company. Under the services agreement, the Company provided accounting, legal, administrative and other services to TARC, TEC and TransAmerican and its affiliates. TransAmerican will provide advisory services to the Company, TARC and TEC. As of January 31, 1999, the receivable from TARC and TransAmerican for service agreement fees of $0.2 million was charged to general and administrative expenses. As of January 31, 1999, receivables of $4.6 million for other services provided to TransAmerican and certain of its affiliates were recorded as a reduction of additional paid-in capital.

         In connection with a December 15, 1998 transaction pursuant to which TARC transferred its refinery assets to a minority-owned subsidiary, TCR Holding Corporation, a Delaware corporation ("TCR Holding"), and TCR Holding transferred such assets to its majority-owned subsidiary, TransContinental Refining Corporation, a Delaware corporation, d/b/a Orion Refining Corporation ("Orion"), the Company entered into an Amended and Restated Services Agreement (the "TCR Group Services Agreement") with TCR Holding and Orion, and an Amended and Restated Services Agreement with TransAmerican and its affiliates (other than TCR Holding and Orion). Pursuant to the TCR Group Services Agreement, the Company will provide accounting, legal, administrative and other services to TCR Holding and Orion through December 15, 2000. From December 15, 1998 through February 28, 1999, the fee for such services was $200,000 per month. Thereafter, the fee is adjusted based on an assessment of the cost to the Company of providing such services. As of January 31, 1999, the receivable from Orion for such services was $0.3 million.

         During fiscal 1998 and 1999, TEC made advances to the Company pursuant to a $50 million promissory note which matures on June 14, 2002. The note currently bears interest at a rate of 11.375% per annum. Semiannual interest payments are due and payable on June 15 and December 15. As of January 31, 1999, the outstanding principal balance was $6.5 million and accrued interest was $0.1 million.

         In December 1998, the Company executed a note payable to TransAmerican in the original principal amount of $1.4 million plus interest at a rate of 15% per annum. The proceeds of this loan were used to pay a portion of the Company's interest payment obligations on December 31, 1998.

         The Company leases approximately 5,316 square feet of office space to Orion in its office building located in Houston, Texas. The monthly rental rate for this space is approximately $5,100.

         From time to time, the Company sells natural gas to TARC under an interruptible long-term sales contract. Revenues from TARC under this contract totaled approximately $1.1 million and $2.7 million, respectively, for the years ended January 31, 1998 and 1997, respectively. There were no such sales during fiscal 1999.

         TNGC Holdings, TransAmerican and its existing subsidiaries, including TARC, TEC and the Company, are parties to a tax allocation agreement, as amended (the "Tax Allocation Agreement"), the general terms of which require TransAmerican and all of its subsidiaries to file federal income tax returns as members of a consolidated group to the extent permitted by law. Filing on a consolidated basis allows income and tax of one member to be offset by losses and credits of another and allows deferral of certain intercompany gains; however, each member is severally liable for the consolidated federal income tax liability of the consolidated group.

         The Tax Allocation Agreement requires each of TransAmerican's subsidiaries to pay to TransAmerican each year its allocable share of the federal income tax liabilities of the consolidated group ("Allocable Share"). The Tax Allocation Agreement provides for a reallocation of the group's consolidated federal income tax liabilities among the members if the IRS or the courts ultimately re-determine the group's regular tax or alternative minimum tax liability. In the event of an IRS audit or examination, the Tax Allocation Agreement generally gives TransAmerican the authority to compromise or settle disputes and to control litigation, subject to the approval of TARC, TEC or the

Company, as the case may be, where such compromise or settlement affects the determination of the separate tax liability of that company.

         Under the Tax Allocation Agreement, each subsidiary's Allocable Share for each tax year will generally equal the amount of federal income tax it would have owed had it filed a separate federal income tax return for each year except that each subsidiary will be able to utilize net operating losses and credits of TransAmerican and the other members of the consolidated group effectively to defer payment of tax liabilities that it would have otherwise owed had it filed a separate federal income tax return. Each subsidiary will essentially pay the deferred taxes at the time TransAmerican (or the member whose losses or credits are utilized by such subsidiary) begins generating taxable income or tax. This will have the effect of deferring a portion of such subsidiary's tax liability to future years. The parties to the Tax Allocation Agreement amended such agreement in May 1997 to include additional affiliates as parties, and further amended the Tax Allocation Agreement in June 1997 to allocate to TransAmerican, as among the parties, any tax liability associated with the Lobo Sale.

         The Company is required, under the Tax Allocation Agreement, to pay any Texas franchise tax (which is estimated not to exceed $11.4 million) attributable to prior year transactions by any member of the TNGC Consolidated Group. As of January 31, 1999, the Company had paid $9.6 million of these franchise taxes and estimates that it will pay approximately $0.6 million during fiscal 2000. During the year ended January 31, 1999, the Company paid approximately $5.6 million of Texas franchise taxes on behalf of affiliates. Approximately $2.3 million of the franchise taxes paid exceeded the payable to affiliates for such taxes and was recorded as a reduction of additional paid-in capital.


                             INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending January 31, 2000. PricewaterhouseCoopers has audited the Company's financial statements since the Company's organization in May 1993. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

         Any proposals from stockholders to be presented for consideration for inclusion in the proxy materials in connection with the 2000 Annual Meeting must be submitted in accordance with the rules of the SEC and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on January 31, 2000.


                                  OTHER MATTERS

         The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting. However, if any other matters come before the Annual Meeting, the holders of the proxies will vote on such matters in their discretion.

         All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent of the Common Stock is based upon information contained in reports filed by such owner with the SEC.


                                         By the Order of the Board of Directors



                                         Ed Donahue, Secretary


Houston, Texas
June 1, 1999

                           TRANSTEXAS GAS CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  July 9, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           TRANSTEXAS GAS CORPORATION.

         The undersigned stockholder of TransTexas Gas Corporation (the "Company") hereby appoints Arnold H. Brackenridge and Ed Donahue, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in Houston, Texas on Friday, July 9, 1999, at 10:00 a.m., and at any and all adjournments thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement, and upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

                 (Continued and to be signed on the other side)

PLEASE MARK THIS PROXY AS INDICATED BELOW TO VOTE ON THE ITEMS PRESENTED. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ITEMS PRESENTED.

Item 1. Election of Class III Directors (the Board of Directors recommends a vote FOR the nominees listed below).

                                                                                   FOR      WITHHOLD
                                                                                   ---      --------

            Robert L. May                                                          [ ]        [ ]

                                                                                   FOR      WITHHOLD
                                                                                   ---      --------

            James V. Langston                                                      [ ]        [ ]


                                                          The undersigned hereby acknowledges receipt of the
                                                          Notice of Annual Meeting and Proxy Statement dated
                                                          June 1, 1999.  PLEASE MARK, SIGN AND DATE THIS
                                                          PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                                          Please sign as name appears hereon. Joint owners
                                                          should each sign. When signing as attorney, executor,
                                                          administrator, trustee or guardian, please give full
                                                          title as such.


                                                          DATE:
                                                                ----------------------------------------------

                                                          ----------------------------------------------------
                                                          [Signature]


                                                          ----------------------------------------------------
                                                          [Signature]